Exhibit 99.1

OpenTable, Inc. Announces First Quarter Financial Results

— Increases Revenue by 59% to $33.7 Million —

— Grows Installed Restaurants by 62% and Seated Diners by 55% over Q1 2010 —

— Achieves EPS of $0.17 and Non-GAAP EPS of $0.28 —

SAN FRANCISCO, May 3, 2011 (GLOBE NEWSWIRE) — OpenTable, Inc. (NASDAQ: OPEN), a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants, today reported its financial results for the first quarter ended March 31, 2011.

OpenTable reported consolidated net revenues for Q1 2011 of $33.7 million, a 59% increase over Q1 2010.  Consolidated net income for Q1 2011 was $4.2 million, or $0.17 per diluted share.  Non-GAAP consolidated net income for Q1 2011, which excludes tax-affected stock-based compensation expense and tax-affected amortization of acquired intangibles, was $6.8 million, or $0.28 per diluted share.

OpenTable provides operating results by geography as the Company is at different stages of development in its North America and International operations.  International operations include the operating results of toptable.com, a recent acquisition which closed on October 1, 2010.

North America Results

•                  Installed restaurant base as of March 31, 2011, totaled 14,522, a 26% increase over March 31, 2010.

•                  Seated diners totaled 20.9 million, a 48% increase over Q1 2010.

•                  Revenues totaled $28.8 million, a 44% increase over Q1 2010.

•                  Non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and stock-based compensation) totaled $13.8 million, or 48% of North America revenues, a 69% increase over Q1 2010.

International Results

•                  Installed restaurant base as of March 31, 2011, totaled 6,692, a 308% increase over March 31, 2010.

•                  Seated diners totaled 1.6 million, a 281% increase over Q1 2010.

•                  Revenues totaled $4.9 million, a 302% increase over Q1 2010.

•                  Non-GAAP adjusted EBITDA totaled a loss of $1.5 million compared to a loss of $1.3 million in Q1 2010.

•                  In Q1 2011, toptable.com contributed approximately 704,000 seated diners, $3.0 million of revenue and $0.2 million of non-GAAP adjusted EBITDA to the Company’s results.

“Our first quarter results marked a solid start to the year for OpenTable,” said Jeff Jordan, CEO of OpenTable.  “We’re pleased with our performance and momentum in the business globally.  And, we’re excited about our progress across a variety of initiatives designed to help our restaurant partners grow their business.”

Q1 2011 Consolidated Financial and Operating Summary

•                  Installed restaurant base as of March 31, 2011, totaled 21,214, a 62% increase over March 31, 2010.

•                  Seated diners totaled 22.4 million, a 55% increase over Q1 2010.

•                  Total revenues were $33.7 million in Q1 2011, up 59% over Q1 2010 revenues of $21.3 million.

•                  Subscription revenues were $12.0 million in Q1 2011, up 20% over Q1 2010 revenues of $10.1 million.  Subscription revenues increased as a result of the increase in installed restaurants using our Electronic Reservation Book solution.

•                  Reservation revenues were $17.6 million in Q1 2011, up 75% over Q1 2010 revenues of $10.0 million.  Reservation revenues primarily increased as a result of the increase in seated diners.  In Q1 2011, toptable.com contributed $2.1 million to reservation revenues.

•                  Installation and other revenues were $4.1 million in Q1 2011, up 251% over Q1 2010 revenues of $1.2 million.  Installation and other revenues increased primarily as a result of an increase in revenue from other product offerings, including advertising sales, web service licensing, featured private dining listings and third-party restaurant coupon sales.  In Q1 2011, toptable.com contributed $0.9 million to installation and other revenues.

•                  Total operating expenses were $27.2 million in Q1 2011, up 56% over Q1 2010 operating expenses of $17.5 million.  The increase was primarily driven by a 50% increase in headcount including those from the acquisition of toptable.com, the addition of other toptable.com expenses, an increase in amortization of acquired intangibles and an increase in stock-based compensation.

•                  Total operating income was $6.5 million in Q1 2011 compared to $3.8 million in Q1 2010.  Non-GAAP consolidated operating income, excluding stock-based compensation expense and amortization of acquired intangibles, was $10.5 million in Q1 2011 compared to $5.4 million in Q1 2010.

•                  The Q1 2011 GAAP income tax expense was $2.4 million, or a 36% tax rate.

•                  Consolidated net income was $4.2 million, or $0.17 per diluted share, in Q1 2011 compared to $2.5 million, or $0.11 per diluted share, in Q1 2010.  Non-GAAP consolidated net income, which excludes tax-affected stock-based compensation expense and tax-affected amortization of acquired intangibles, was $6.8 million, or $0.28 per diluted share, in Q1 2011 compared to $3.4 million, or $0.15 per diluted share, in Q1 2010.

•                  As of March 31, 2011, OpenTable had cash and cash equivalents and short-term investments of $55.4 million.

“The growth in our key metrics drove strong financial performance in the first quarter,” said Matt Roberts, CFO of OpenTable.  “The business continues to deliver significant operating margins even as we invest for long-term growth.”

Quarterly Conference Call

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET and will be available through May 31, 2011, at http://investors.opentable.com/events.cfm.  This call may contain forward-looking statements and other material information regarding the Company’s financial and operating results.

About Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures.  Tables are provided in the press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).  These non-GAAP financial measures include non-GAAP consolidated net income and the related per diluted share amounts, non-GAAP consolidated operating income and non-GAAP adjusted EBITDA.  Non-GAAP financial measure adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation and acquisition-related expenses.   Within the Company’s reconciliation to non-GAAP diluted net income per share, the impact of undistributed earnings allocated to participating securities has been excluded.

To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management believes it is useful to exclude stock-based compensation, acquisition-related expenses and amortization of acquired intangibles because they do not reflect the underlying performance of the Company’s business operations. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results and trends and performance.  Management uses these non-GAAP measures to evaluate the Company’s financial results.  The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Background Information

The Company reports consolidated operations in U.S. dollars and operates in two geographic segments: North America and International. The North America segment is comprised of all operations in the United States, Canada and Mexico, and the International segment is comprised of all non-North America operations, which includes operations in Europe and Asia. The Company generates substantially all of its revenues from its restaurant customers; it does not charge any fees to diners for reservations. The Company’s revenues primarily include installation fees for the Electronic Reservation Book (including training), monthly subscription fees and a fee for each restaurant guest seated through online reservations.  The financial results and other information in this press release reflect the acquisition of toptable.com, as applicable.

Forward-Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties.  These forward-looking statements include the quotations from management in this press release, as well as any statements regarding the Company’s strategic and operational plans.  The Company’s actual results may differ materially from those anticipated in these forward-looking statements.  Factors that may contribute to such differences include, among others, the impact of the current economic climate on the Company’s business; the Company’s ability to maintain an adequate rate of growth; the Company’s ability to effectively manage its growth; the Company’s ability to attract new restaurant customers; the Company’s ability to increase the number of visitors to its website and convert those visitors into diners; the Company’s ability to retain existing restaurant customers and diners or encourage repeat reservations; the Company’s ability to successfully enter new markets and manage its international expansion; the Company’s ability to successfully manage any acquisitions of businesses, solutions or technologies; interruptions in service and any related impact on the Company’s reputation; and costs associated with defending intellectual property infringement and other claims.  More information about potential factors that could affect the Company’s business and financial results is contained in the Company’s annual report on Form 10-K for the year ended December 31, 2010 and the Company’s other filings with the SEC.  The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

About OpenTable, Inc.

OpenTable is a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants.  The OpenTable network delivers the convenience of online restaurant reservations to diners and the operational benefits of a computerized reservation book to restaurants.  OpenTable has more than 20,000 restaurant customers, and, since its inception in 1998, has seated more than 200 million diners around the world.  The Company is headquartered in San Francisco, California, and the OpenTable service is available throughout the United States, as well as in Canada, Germany, Japan, Mexico, and the United Kingdom.  OpenTable also owns and operates toptable.com, a leading restaurant reservation site in the United Kingdom.

The OpenTable, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6474

OpenTable, OpenTable.com, OpenTable logos, toptable.com and other service names are the trademarks of OpenTable, Inc. and/or its affiliates.

OPENTABLE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2011	2010
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$37,876,000	$33,444,000
Short-term investments	17,496,000	9,080,000
Accounts receivable, net	14,705,000	13,292,000
Prepaid expenses and other current assets	2,761,000	2,919,000
Deferred tax asset	7,931,000	7,882,000
Restricted cash	173,000	167,000

Total current assets	80,942,000	66,784,000

Property, equipment and software, net	14,885,000	14,612,000
Goodwill	43,721,000	42,347,000
Intangibles, net	19,961,000	20,248,000
Deferred tax asset	5,541,000	5,539,000
Other assets	388,000	366,000

TOTAL ASSETS	$165,438,000	$149,896,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$7,474,000	$7,666,000
Accrued compensation	4,644,000	4,189,000
Deferred revenue	2,066,000	1,852,000
Dining rewards payable	16,569,000	15,398,000
Total current liabilities	30,753,000	29,105,000

Deferred revenue — non-current	2,607,000	2,802,000
Deferred tax liability	5,694,000	5,644,000
Income tax liability	10,718,000	8,577,000
Other long-term liabilities	1,161,000	1,623,000

Total liabilities	50,933,000	47,751,000

STOCKHOLDERS’ EQUITY:
Common stock	2,000	2,000
Additional paid-in capital	149,383,000	143,292,000
Treasury stock	(647,000)	(647,000)
Accumulated other comprehensive income (loss)	779,000	(1,305,000)
Accumulated deficit	(35,012,000)	(39,197,000)

Total stockholders’ equity	114,505,000	102,145,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$165,438,000	$149,896,000

OPENTABLE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2011	2010
	(In thousands, except per share amounts)

REVENUES	$33,707	$21,251

COSTS AND EXPENSES:
Operations and support (1)	9,472	6,002
Sales and marketing (1)	7,812	4,740
Technology (1)	4,047	2,720
General and administrative (1)	5,862	4,023

Total costs and expenses	27,193	17,485

Income from operations	6,514	3,766
Other income, net	21	69

Income before taxes	6,535	3,835
Income tax expense	2,350	1,311

NET INCOME	$4,185	$2,524

Net income per share:
Basic	$0.18	$0.11
Diluted	$0.17	$0.11

Weighted average shares outstanding:
Basic	23,332	22,199
Diluted	24,530	23,537

(1) Stock-based compensation included in above line items:
Operations and support	$412	$187
Sales and marketing	510	394
Technology	451	283
General and administrative	1,631	670
	$3,004	$1,534

Other Operational Data:
Installed restaurants (at period end):
North America	14,522	11,487
International	6,692	1,642
Total	21,214	13,129

Seated diners (in thousands):
North America	20,870	14,093
International	1,553	408
Total	22,423	14,501

Headcount (at period end):
North America	358	275
International	156	68
Total	514	343

Additional Financial Data:
Revenues:
North America
Subscription	$10,621	$9,091
Reservation	14,976	9,798
Installation and other	3,177	1,135
Total North America Revenues	$28,774	$20,024
International
Subscription	$1,397	$960
Reservation	2,631	239
Installation and other	905	28
Total International Revenues	4,933	1,227
Total Revenues	$33,707	$21,251

Income (loss) from operations:
North America	$10,085	$5,293
International	(3,571)	(1,527)
Total	$6,514	$3,766

Depreciation and amortization:
North America	$1,695	$1,403
International	1,136	138
Total	$2,831	$1,541

Stock-based compensation:
North America	$2,019	$1,479
International	985	55
Total	$3,004	$1,534

OPENTABLE, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS

	Three Months Ended
	March 31,
	2011	2010
	(In thousands, except per share amounts)

Non-GAAP consolidated net income per share:
GAAP net income “as reported”	$4,185	$2,524
Add back: stock-based compensation expense	3,004	1,534
Income tax effect of stock-based compensation	(1,126)	(673)
Add back: amortization of acquired intangibles	988	74
Income tax effect of amortization of intangibles	(285)	(30)

NON-GAAP CONSOLIDATED NET INCOME	$6,766	$3,429

Non-GAAP diluted net income per share	$0.28	$0.15

Weighted average diluted shares outstanding	24,530	23,537

Non-GAAP consolidated operating income:
GAAP income from operations “as reported”	$6,514	$3,766
Add back: stock-based compensation expense	3,004	1,534
Add back: amortization of acquired intangibles	988	74

NON-GAAP OPERATING INCOME	$10,506	$5,374

North America Adjusted EBITDA:
GAAP operating income “as reported”	$10,085	$5,293

Adjustments:
Stock-based compensation expense	2,019	1,479
Amortization of acquired intangibles	88	74
Depreciation and other amortization expense	1,607	1,329

North America Adjusted EBITDA	$13,799	$8,175

International Adjusted EBITDA:
GAAP operating loss “as reported”	$(3,571)	$(1,527)

Adjustments:
Stock-based compensation expense	985	55
Amortization of acquired intangibles	900	—
Depreciation and other amortization expense	236	138

International Adjusted EBITDA	$(1,450)	$(1,334)

Contact Information

Investor Relations:	415-344-6520	investors@opentable.com
Media Relations Contact:	415-344-4275	pr@opentable.com